Exhibit 99.10

Consent of China Commercial Industrial Data Technology (Shenzhen) Co., Ltd	7th Floor, Yinsheng Building, 1001 Hongli Road, Futian District Shenzhen Guangdong Province www.chnci.com

Shenzhen Wuxin Technology Holding Group Co., Ltd.

15/F, Tefa Information Technology Building

Nanshan District

Shenzhen 518000

May 10, 2022

Ladies and Gentlemen,

Re:	Consent of China Commercial Industrial Data Technology (Shenzhen) Co., Ltd

We understand that Shenzhen Wuxin Technology Holding Group Co., Ltd. (the “Company”) and its affiliates plan to file a registration statement on Form F-1 (the ‘Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with an offering of the Company’s securities by the selling shareholders named therein (the “Offering”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements (collectively, “Information”) from our report titled “Global Internet of Things Industry Research Report” (the “Report”), and any subsequent amendments to the Report, as well as the citation of Information from our Report, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, and (v) in other publicity and marketing materials in connection with the Offering.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

Signature:

For and on behalf of

China Commercial Industrial Data Technology (Shenzhen) Co., Ltd

Name:	Yun Yang
Title:	Director

5/10/2022